EXHIBIT 1.1

3,400,000 Shares

9.75% Series A Perpetual Cumulative Preferred Shares

of

ACCREDITED MORTGAGE LOAN REIT TRUST

(a Maryland real estate investment trust)

UNDERWRITING AGREEMENT

August 9, 2004

Bear, Stearns & Co. Inc.

383 Madison Avenue

New York, New York 10179

Friedman, Billings, Ramsey & Co., Inc.

1001 19th Street North

Arlington, Virginia 22209

Ladies and Gentlemen:

Accredited Mortgage Loan REIT Trust, a real estate investment trust organized and existing under the laws of Maryland (the “Trust”), and Accredited Home Lenders Holding Co., a Delaware corporation (the “Company” and, together with the Trust, the “Offerors”), confirm their agreement with the Underwriters named in Schedule I hereto ( the “Underwriters”) for whom Friedman, Billings, Ramsey & Co., Inc. and Bear, Stearns & Co. Inc. are acting as representatives (in such capacity, the “Representatives”), with respect to the issuance and sale by the Trust and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of the 9.75% Series A Perpetual Cumulative Preferred Shares (par value $1.00 per share, liquidation preference $25.00 per share) of the Trust (the “Preferred Securities”) set forth in Schedule I, and with respect to the grant by the Trust to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of the additional Preferred Securities to cover over-allotments, if any. The aforesaid Preferred Securities (the “Initial Securities”) to be purchased by the Underwriters, and all or any part of the 510,000 Preferred Securities subject to the option described in Section 2(b) herein (the “Option Securities”), which shall have the same rights and privileges including, without limitation, rights to dividends as the Initial Securities, are hereinafter called, collectively, the “Shares.” The Shares will be guaranteed by the Company with respect to distributions and payments upon liquidation, redemption or otherwise (the “Preferred Securities Guarantee”), to be dated as of the first Delivery Date (as defined below). The Preferred Securities and the related Preferred Securities Guarantee are collectively referred to herein as the “Securities.”

The Offerors understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered. The Preferred Securities will be issued pursuant to the declaration of trust of the Trust, as amended and restated, and as supplemented by articles supplementary thereto (the “Declaration”).

The Offerors have filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (File Nos. 333-117484 and 333-117484-01) covering the registration of the Preferred Securities and the Preferred Securities Guarantee under the Securities Act of 1933, as amended (the “Securities Act”), which permits the delayed or continuous offering of securities pursuant to Rule 415 of the rules and regulations of the Commission under the Securities Act (the “Securities Act Regulations”). Promptly after execution and delivery of this Agreement, the Offerors will either (i) prepare and file a prospectus in accordance with the provisions of Rule 424(b) (“Rule 424(b)”) of the Securities Act Regulations or (ii) if the Offerors have elected to rely upon Rule 434 (“Rule 434”) of the Securities Act Regulations, prepare and file a term sheet (a “Term Sheet”) in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such Term Sheet that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective is referred to as “Rule 434 Information.” Each prospectus used before such Rule 424(b) prospectus has been filed and any prospectus that omitted the Rule 434 Information, in each case that was used prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, at the time it became effective and including the Rule 434 Information is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is herein referred to as the “Rule 462(b) Registration Statement” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The prospectus, including any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, is herein called the “base prospectus.” The base prospectus, together with any prospectus supplement in the form first furnished to the Underwriters on or after the date hereof for use in connection with the offering of the Securities and including any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, is herein called the “Prospectus.” If Rule 434 is relied on, the term “Prospectus” shall refer to the preliminary prospectus together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the “Exchange Act”) which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

It is understood that approximately 33,000 shares of the Initial Shares (“Directed Shares”) initially will be reserved by the Underwriters for offer and sale to officers, directors and related persons (“Directed Share Participants”) upon the terms and conditions set forth in the Prospectus and in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. (the “Directed Share Program”). Under no circumstances will the Representatives or any Underwriter be liable to the Company or to any Directed Share Participant for any action taken or omitted to be taken in good faith in connection with such Directed Share Program. To the extent that any Directed Shares are not affirmatively reconfirmed for purchase by any Directed Share Participant on or immediately after the date of this Agreement, such Directed Shares may be offered to the public as part of the public offering contemplated herein.

1. Representations and Warranties. The Offerors jointly and severally represent and warrant to, and agree with, each of the Underwriters as of the date hereof and as of the applicable delivery date, if any, of Securities hereunder (each such date being hereinafter referred to as a “Delivery Date”), as follows:

(a) Each of the Company and the Trust meets the requirements for use of Form S-3 under the Securities Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement became effective and at the Delivery Date, the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus as amended or supplemented, if applicable, at the Delivery Date and at the Closing Time referred to in Section 2 hereof, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation and warranty is made in this subsection (a) with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related preliminary prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Offerors by or on behalf of any Underwriter through you specifically for use therein (the “Underwriters’ Information”). The parties acknowledge and agree that the

Underwriters’ Information consists solely of the information in (i) the seventh paragraph, (ii) the fourth sentence of the tenth paragraph, (iii) the eleventh paragraph, (iv) the twelfth paragraph, (v) the thirteenth paragraph and (vi) the second sentence of the fourteenth paragraph, in each case, under the caption “Underwriting” in the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by the Underwriters specifically for inclusion in the Registration Statement, the Prospectus, any Preliminary Prospectus or the Prospectus Supplement.

Each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the applicable Securities Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Securities was, at the time of such delivery, identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(b) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time when they were or hereafter are filed with the Commission, complied and will comply, as the case may be, in all material respects with the requirements of the Exchange Act and the Exchange Act Regulations, as applicable, and, when read together with the other information in the Prospectus, at the time such documents became or hereafter become effective or were filed, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries (the “Subsidiaries”) considered as one enterprise (a “Material Adverse Effect”), whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made on any class of its capital stock.

(d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except as would not individually or in the aggregate have a Material Adverse Effect; and each Significant Subsidiary (as defined in Regulation S-X promulgated by the Commission) of the Company has been duly incorporated, chartered or organized and is validly existing as a corporation or trust in good standing under the laws of its jurisdiction of incorporation or organization.

(e) The authorized, issued and outstanding capital of the Trust as of May 4, 2004 is as set forth in the Prospectus Supplement in the column entitled “Actual” under the caption “Capitalization of REIT.”

(f) The Shares have been duly authorized for issuance in accordance with the Declaration and, when issued and paid for by the Underwriters, will be validly issued, fully paid and non-assessable shares of beneficial interest of the Trust.

(g) No personal liability will attach under the laws of the State of Maryland to holders of the Shares (the “Security Holders”) for any debt or obligation of the Trust solely as a result of their status as Security Holders, and the issuance of the Shares is not subject to the preemptive or other similar rights of any Security Holder of the Company.

(h) The description of the Shares and the common shares of the Trust in the Registration Statement and the Prospectus is accurate in all material respects and fairly presents the information purported to be shown.

(i) The Trust has been duly formed and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland with the power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus; the Trust will conduct its business in the future in a manner consistent with the description of the Trust set forth in the Prospectus; the Trust is not a party to or bound by any material agreement or instrument other than this Agreement, the Declaration, the agreements and instruments contemplated by the Declaration or except as described in or contemplated by the Prospectus; and the Trust has no material liabilities or obligations other than those arising out of the transactions contemplated by this Agreement and the Declaration and described in the Prospectus.

(j) The issue and sale of the Shares by the Trust, the compliance by the Trust with the provisions of this Agreement and the consummation of the transactions herein contemplated (i) will not result in a breach of any of the terms or provisions of, or constitute a default under any indenture, loan agreement, mortgage, deed of trust or other agreement or instrument to which the Trust is a party or by which the Trust is bound or to which any of the property or assets of the Trust is subject except as would not individually or in the aggregate cause a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust, and (ii) nor will such action result in any violation of the provisions of the Declaration or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust or any of its properties; and no consent, approval, authorization, order, license, certificate, permit, registration or qualification of or with any such court or other governmental agency or body is required to be obtained by the Trust for the issue and sale of the Shares by the Trust or the consummation by the Trust of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations, licenses, certificates, permits, registrations or qualifications as have already been obtained, or as may be required under the Securities Act or the Securities Act Regulations or state securities laws. The issuance by the Company of the Preferred Securities Guarantee, the compliance by the Company with the provisions of this Agreement, the execution, delivery and performance by the Company of the Preferred Securities Guarantee, and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation or by-laws of the Company or (iii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties, except in the case of (i) above as would not, individually or in the aggregate, have a Material Adverse Effect.

(k) The Preferred Securities Guarantee has been duly authorized and when validly executed and delivered by the Company and the Trust against payment for the Shares by the Underwriters in accordance with the terms of this Agreement will constitute valid and legally binding obligations of the Company enforceable in accordance with their respective terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether enforcement is sought in a proceeding at law or in equity); and the Preferred Securities Guarantee and the Declaration conform in all material respects to the descriptions thereof in the Prospectus.

(l) There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(m) None of the Offerors is, and after giving effect to the offering and sale of any Shares will be, an “investment company,” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(n) There are no legal or governmental proceedings pending or, to the Offerors’ knowledge, threatened to which the Trust or the Company or any of its subsidiaries is a party or to which any of the properties of the Trust or the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described.

(o) Except as contemplated herein, no person or entity holds a right to require or participate in the registration under the Securities Act of the Securities pursuant to the Registration Statement; no person or entity has a right of participation or first refusal with respect to the sale of the Securities; except as set forth in the Prospectus, there are no contracts, agreements or understandings between any Offeror and any person or entity granting such person or entity the right to require any Offeror to file a registration statement under the Securities Act with respect to any securities of any Offeror or to require any Offeror to include such securities with the Securities registered pursuant to the Registration Statement; the form of certificates evidencing the Shares comply in all material respects with applicable legal requirements and the applicable requirements of the Declaration and bylaws of the Trust and the requirements of the New York Stock Exchange (“NYSE”).

(p) No approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance by the Company and the Trust of this Agreement, the consummation by them of the transactions contemplated hereby or the sale and delivery by them of the Securities as contemplated hereby other than (i) such as have been obtained, or will have been obtained at the Closing Time or the relevant Date of Delivery, as the case may be, under the Securities Act or the Exchange Act, (ii) such approvals as have been obtained in connection with the approval of the listing of the Shares on the NYSE, (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, and (iv) any approval of the National Association of Securities Dealers, Inc. (the “NASD”) required with respect to the fairness and reasonableness of the underwriting terms and arrangements set forth herein.

(q) Each Offeror and their subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons required in order to conduct their respective businesses as described in the Registration Statement and Prospectus, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; neither the Company, the Trust nor any of their subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company, the Trust or any of their subsidiaries, the effect of which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and no such license, authorization, consent or approval contains a materially burdensome restriction that is not adequately disclosed in the Registration Statement and the Prospectus.

(r) There are no actions, suits, proceedings, inquiries or investigations pending or, to the Offerors’ knowledge, threatened against the Company or any of the Subsidiaries or any of their respective officers and directors or to which the properties, assets or rights of any such entity is subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitration panel or agency which could reasonably be expected to result in a judgment, decree, award or order having, individually or in the aggregate, a Material Adverse Effect, or which could adversely affect the consummation of the transactions contemplated by this Agreement in any material respect.

(s) The Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s chief executive officer and its chief financial officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls over financial reporting; since the date of the most recent evaluation of such disclosure controls and procedures, there have been no changes in internal controls over financial reporting that have materially affected or are reasonably likely to materially affect internal controls over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses; the Company has taken actions reasonably necessary to ensure that the Company and its Subsidiaries and any of the officers and directors of the Company and its Subsidiaries, in their capacities as such, are in compliance with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder, except where the failure to be in compliance could not reasonably be expected to have a Material Adverse Effect; and the Company has taken actions intended to ensure that the Company and its Subsidiaries and any of the officers and directors of the Company and its Subsidiaries, in their capacities as such, will, following effectiveness of the Registration Statement, continue to be in compliance with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(t) The Company has filed in a timely manner all reports required to be filed pursuant to sections 13, 14 and 15(d) of the Exchange Act during the preceding twelve calendar months and, if during such period the Company has relied on Rule 12b-25(b) under the Exchange Act (“Rule 12b-25(b)”) with respect to a report or a portion of a report, that report or portion of a report has actually been filed within the time period prescribed by Rule 12b-25(b).

(u) Deloitte & Touche LLP, whose reports on the audited financial statements of the Company and its subsidiaries, including, without limitation, the Trust are included as part of the Registration Statement and Prospectus or are incorporated by reference therein are and were during the periods covered by their reports independent public accountants within the meaning of the Securities Act, the Securities Act Regulations, and the requirements of the NYSE.

(v) The Company has not relied upon the Underwriters or legal counsel for the Underwriters for any legal, tax or accounting advice in connection with the offering and sale of the Securities.

(w) Any real property and buildings held under lease by any Offeror or any Subsidiary are held under valid, existing and enforceable leases, with such exceptions, liens, security interests, pledges, charges, encumbrances, mortgages and defects, as are disclosed in the Prospectus or are not material and do not interfere with the use made or proposed to be made of such property and buildings by any Offeror or such Subsidiary.

(x) Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company, the Trust and each Subsidiary owns or possesses adequate license or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how, if any (collectively “Intangibles”), necessary to entitle the Company, the Trust and each Subsidiary to conduct its business as described in the Prospectus, and neither the Company, the Trust nor any Subsidiary, has received notice of infringement of or conflict with (and knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles which, individually or in the aggregate, could have a Material Adverse Effect.

(y) Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the Company, the Trust and the Subsidiaries has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns, if any such returns were required to be filed, through the date hereof and, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, have paid all taxes shown as due thereon; and no tax deficiency has been asserted against the Company, the Trust or any of the Subsidiaries (except any such deficiencies which the Company, the Trust or any of the Subsidiaries is in good faith contesting in appropriate proceedings), nor does the Company, the Trust or any of the Subsidiaries know of any tax deficiency which is likely to be asserted against any such entity which, if determined adversely to any such entity, could reasonably be expected to have a Material Adverse Effect; all tax liabilities, if any, are adequately provided for on the respective books of such entities.

(z) Each of the Company, the Trust and the Subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate, if any, for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company, the Trust and the Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

(aa) There are no costs to or liabilities of the Company and the Subsidiaries associated with environmental laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which could, individually or in the aggregate, reasonably be deemed to have a Material Adverse Effect.

(bb) Except as disclosed in the Prospectus, there are no outstanding loans or advances or material guarantees of indebtedness by the Company, the Trust or any of the Subsidiaries to or for the benefit of any of the officers or directors of the Company, the trustees of the Trust or any of the Subsidiaries or any of the members of the families of any of them.

(cc) Neither the Company, the Trust nor any of the Subsidiaries nor, to the Company’s, or the Trust’s knowledge, any employee or agent of the Company, the Trust or any of the Subsidiaries, has made any payment of funds of the Company, the Trust or of any Subsidiary or received or retained any funds in violation of any law, rule or regulation and which is of a character required to be disclosed in the Prospectus.

(dd) The Company maintains a system of internal controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ee) The Company and each of the Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of the Subsidiaries would have any liability; the Company and each of the Subsidiaries have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (“Code”); and each “pension plan” for which the Company and each of its Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(ff) Commencing with the Trust’s taxable year ended December 31, 2004, the Trust has been and upon sale of any Shares will continue to be organized and operated as a “real estate investment trust” (a “REIT”) under Sections 856 through 860 of the Code. The proposed method of operation of the Trust as described in the Prospectus will enable the Trust to continue to operate in a manner which would permit it to qualify as a REIT under the Code. Neither the Company nor the Trust has any present intention of changing the operations of the Trust or engaging in activities which would cause it to fail to qualify, or make economically undesirable its continued qualification, as a REIT.

(gg) There are no existing or, to the knowledge of the Company, threatened labor disputes with the employees of the Company or any of its Subsidiaries which are likely to have, individually or in the aggregate, a Material Adverse Effect.

(hh) No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required to be obtained by the Company or REIT in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered. None of the Offerors have offered, nor caused the Representatives to offer, Preferred Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of any Offeror to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about any Offeror or its products.

(ii) Any certificate signed by any officer of the Company or any Subsidiary delivered to the Underwriters or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

2. Purchase, Sale and Delivery of the Securities.

(a) Initial Securities. On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Trust agrees to sell to the Underwriters and the Underwriters, severally and not jointly, agree to purchase from the Trust, at a purchase price per Share of $24.2125, the number of Initial Securities set forth opposite the respective names of the Underwriters on Schedule I hereto plus any additional number of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions set forth, the Trust hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 510,000 Preferred Securities at the price per Share of $24.2125. The option hereby granted will expire thirty calendar days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and a Delivery Date shall be determined by the Representatives, but shall not be earlier than two full business days nor later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule I opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional Shares.

(c) Payment. Payment of the purchase price for, and delivery of certificates for the Initial Securities shall be made at the office of Kirkland & Ellis LLP, 153 East 53rd Street, New York, New York 10022 (“Underwriters’ Counsel”), or at such other place as shall be agreed upon by the Representatives and the Offerors, at 10:00 A.M., New York City time, on the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) (unless postponed in accordance with the provisions of Section 11 hereof) after the determination of the initial public offering price of the Securities, or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Offerors (such time and date of payment and delivery being herein called the “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives, the Company and the Trust, on each Delivery Date as specified in the notice from the Representatives.

Payment for the Securities shall be made to or upon the order of the Trust of the purchase price by wire transfer in Federal (same day) funds to the Trust upon delivery of certificates for the Securities to the Representatives through the facilities of the Depository Trust Company for the respective accounts of the several Underwriters against receipt therefor signed by the Representatives.

(d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such name or names and shall be in such denominations as the Representatives may request at least one business day before the Closing Time or the relevant Delivery Date, as the case may be. The Trust will permit you to examine and package such certificates for delivery at least one full business day prior to the Closing Time or the relevant Delivery Date, as the case may be.

3. Offering. Upon your authorization of the release of the Initial Securities, the Underwriters propose to offer the Securities for sale to the public upon the terms and conditions set forth in the Prospectus.

4. Covenants of the Offerors. Each of the Offerors jointly and severally covenants and agrees with each Underwriters as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Offerors, subject to Section 4(b), will comply with the requirements of Rule 434 and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Offerors will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as they deem necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Offerors will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments. The Offerors will give the Representatives notice of their intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Offerors have furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the

Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Continued Compliance with Securities Laws. The Offerors will comply with the Securities Act and the Securities Act Regulations and the Exchange Act and the Exchange Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or the Offerors, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or the Securities Act Regulations, the Offerors will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Offerors will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(e) Blue Sky Qualifications. The Offerors will use their best efforts, in cooperation with the Underwriters, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that each of the Offerors shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Offerors will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

(f) Rule 158. The Trust and the Company will make generally available to their Security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 10(a) of the Securities Act.

(g) Restriction on Sale of Securities. During a period of ninety (90) days from the date hereof, neither the Trust nor the Company will, without the prior written consent of the

Underwriters, directly or indirectly, offer, sell, offer to sell or otherwise dispose of any Shares, any other beneficial interests in the assets of the Trust, or any preferred securities or other securities of the Trust or the Company which are substantially similar to the Preferred Securities, including any guarantee of such securities. The foregoing sentence shall not apply to any of the Securities to be sold hereunder.

(h) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations. If applicable, the Trust will disclose or cause to be disclosed in each annual report distributed to investors pursuant to Section 13(a) of the Exchange Act, a per share estimated value of the Preferred Securities, the method by which it was developed, and the date of the data used to develop the estimated value pursuant to Conduct Rule 2710(f)(2)(M) of the National Association of Securities Dealers, Inc.

(i) NYSE. The Offerors will use their best efforts to effect and maintain the listing of the Shares on the NYSE.

(j) Directed Share Program. Each Offeror will comply with all applicable securities and other applicable laws, rules and regulations, including without limitation, the rules and regulations of the NASD, in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program and (ii) will pay all reasonable fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and any stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

5. Payment of Expenses.

(a) Expenses. The Company and the Trust jointly and severally agree to pay all expenses incident to the performance of each Offeror’s obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Preferred Securities to the Underwriters, (iv) the fees and disbursements of the Company’s and the Trust’s counsel, accountants and other advisors, other than the Underwriters, except to the extent otherwise specifically provided in this Agreement, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the NASD of the terms of the sale of the Securities, (ix) any fees charged by securities rating services for rating the Securities, (x) the fees and expenses of any transfer agent or registrar for the Securities, (xi) the cost of qualifying the Shares with The Depository Trust Company and (xii) the fees and expenses incurred in connection with the listing of the Shares.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 6 or Section 10(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

6. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder to purchase and pay for the Initial Securities and the Option Securities, as provided herein, shall be subject to the accuracy of the representations and warranties of the Offerors contained herein, as of the date hereof and as of the Closing Time (for purposes of this Section 6 “Closing Time” shall refer to the Closing Time for the Initial Securities and any Additional Closing Time, if different, for the Option Securities), to the absence from any certificates, opinions, written statements or letters furnished to you or to Underwriters’ Counsel pursuant to this Section 6 of any material misstatement or omission, to the performance by the Trust and the Company of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time or the relevant Delivery Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Prospectus shall have been filed with the Commission in accordance with Rule 424(b) or, if the Offerors have elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

(b) Opinion of Counsel. At the Closing Time or the relevant Delivery Date, the Representatives shall have received,

(i) an opinion of Dewey Ballantine LLP, counsel for the Company dated the Closing Time, addressed to the Underwriters substantially in the form attached hereto as Annex I. Such opinion shall be reasonably satisfactory to the Representatives.

(ii) an opinion of David E. Hertzel, General Counsel to the Company, dated the Closing Time, addressed to the Underwriters substantially in the form attached hereto as Annex II. Such opinion shall be reasonably satisfactory to the Representatives.

(iii) an opinion of Venable LLP, special Maryland counsel to the Company, dated the Closing Time, addressed to the Underwriters substantially in the form attached hereto as Annex III. Such opinion shall be reasonably satisfactory to the Representatives.

(iv) the favorable opinion of Kirkland & Ellis LLP, special counsel to the Underwriters, dated as of the Closing Time, in form and substance satisfactory to the Underwriters.

(c) Officers’ Certificate. At the Closing Time the Representatives shall have received a certificate from each of (i) two principal executive officers of the Company and (ii) two principal executive officers of the Trust, dated as of the Closing Time to the effect that (v) the condition set forth in subsection (a) of this Section 6 has been satisfied, (w) the representations and warranties of the Offerors set forth in Section 1 hereof are accurate as of the date hereof and as of the Closing Time or the relevant Delivery Date, as the case may be, (x) the Company or the Trust, as the case may be, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time or the relevant Delivery Date, as the case may be, (y) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company, the Trust nor any of their subsidiaries has sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a material adverse change, in the business prospects, properties, operations, condition (financial or otherwise), or results of operations of the Company or the Trust, as the case may be, except in each case as described in or contemplated by the Prospectus and (z) no stop order suspending the effectiveness of the Registration Statement, any preliminary prospectus or the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or are threatened by the Commission.

(d) Accountant’s Comfort Letter. At the time this Agreement is executed, the Representatives shall have received a comfort letter from Deloitte & Touche LLP, independent public accountants for the Company and the Trust, dated, respectively, as of the date of this Agreement and as of the Closing Time addressed to the Underwriters and in form and substance satisfactory to the Underwriters and Underwriters’ Counsel.

(e) Bring-down Comfort Letter. At the Closing Time or the relevant Delivery Date, as the case may be, the Representatives shall have received from Deloitte & Touche LLP a letter, dated as of Closing Time or the relevant Delivery Date, as the case may be, to the effect that they reaffirm the statements made in their letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time or the relevant Delivery Date, as the case may be.

(f) Additional Documents. The Offerors shall have furnished the Underwriters and Underwriters’ Counsel with such other certificates, opinions or other documents as they may have reasonably requested.

(g) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been any material change in the capital stock or long-term debt of the Company or any of the Subsidiaries or any change in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and the Subsidiaries taken as a whole, the effect of which, in any such case described above, is, in the judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus (exclusive of any supplement).

(h) Approval of Listing. At the Closing Time, the Preferred Securities shall have been approved for listing on the NYSE subject only to official notice of issuance.

(i) Termination of Agreement. If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters’ Counsel pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to you and to Underwriters’ Counsel, all obligations of the Underwriters hereunder may be cancelled by you at, or at any time prior to, the Closing Time and the obligations of the Underwriters to purchase the Option Securities may be cancelled by you at, or at any time prior to, the Additional Closing Time. Notice of such cancellation shall be given to the Company in writing or by telephone. Any such telephone notice shall be confirmed promptly thereafter in writing.

(j) NASD. The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

7. Indemnification.

(a) The Offerors, jointly and severally, shall indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that no Offeror shall be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein, and the parties agree that such information provided by or on behalf of any Underwriter through you consists solely of the material referred to in the last sentence of the second paragraph of Section 1(a) hereof; provided, further that with respect to any untrue statement or omission of material fact made in any preliminary prospectus, the indemnity agreement contained in this Section 7(a) shall not (i) inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability of such Underwriter occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (w) the Company had previously furnished copies of the Prospectus to the Representatives, (x) delivery of the Prospectus was required by the Securities Act to be made to such person, (y) the untrue statement or omission of a material fact contained in the preliminary prospectus was corrected in the Prospectus and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the Prospectus. This indemnity agreement will be in addition to any liability which any Offeror may otherwise have including under this Agreement.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each of the directors of the Offerors, each of the officers of the Offerors who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein. The parties agree that such information provided by or on behalf of any Underwriter through you consists solely of the material referred to in the last sentence of the second paragraph of Section 1(a) hereof. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have including under this Agreement.

(c) The Offerors, jointly and severally, shall indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to participants in connection with the Directed Share Program, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as a result of the failure of any participant to pay for and accept delivery of Directed Shares that the participant has agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program.

(d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7 to the extent that it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that such indemnifying party may have otherwise than on account of the indemnity agreement hereunder). In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that such counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or reasonably could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless (x) such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or reasonably could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

8. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Offerors, jointly and severally, and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Offerors, any contribution received by the Offerors from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Offerors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, officers of the Offerors who signed the Registration Statement and directors of the Offerors) as incurred to which the Offerors and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Offerors, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Offerors, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Offerors, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Offerors and (y) the underwriting discount received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Offerors, on the one hand, and of the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Offerors, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Offerors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. Notwithstanding the provisions of this Section 8, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities are underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Offerors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Offerors who shall have signed the Registration Statement and each director of the Offerors shall have the same rights to contribution as the Offerors, subject in each case to clauses (i) and (ii) of the immediately preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise, except to the extent the party entitled to such notice is materially prejudiced thereby. The obligations of the Underwriters to contribute pursuant to this Section 8 are several in proportion to the respective number of Securities purchased by each of the Underwriters hereunder and not joint.

9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers or trustees of the Offerors submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Offerors, and shall survive delivery of the Shares to the Underwriters.

10. Termination of Agreement.

(a) Termination; General. The Representatives may terminate this Agreement, by notice to the Offerors, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) if trading in any securities of the Company has been suspended by the Commission or the Nasdaq National Market System, or if trading generally on the American Stock Exchange or the NYSE or in the Nasdaq National Market System has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York State authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in section 5 hereof, and provided further that Sections 1, 7, 8 and 9 shall survive such termination and remain in full force and effect.

11. Default by One or More of the Underwriters.

(a) If one or more of the Underwriters shall fail at Closing Time or a Delivery Date to purchase the Shares which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted Securities does not exceed 10% of the number of Shares, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Securities exceeds 10% of the number of Shares, this Agreement or, with respect to any Delivery Date which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Offerors to the sell the Option Securities shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, or, in the case of a Delivery Date which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Trust to sell the relevant Option Securities, as the case may be, either the Representatives or the Offerors shall have the right to postpone Closing Time or the relevant Delivery Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 11.

12. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing, and:

(a) if sent to any Underwriter, shall be mailed, delivered, or faxed and confirmed in writing, to such Underwriter c/o Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10179, Attention: Equity Capital Markets and c/o Friedman, Billings, Ramsey & Co., Inc., 1001 19th Street North, Arlington, Virginia 22209, Attention: Syndicate Department, with a copy to Kirkland & Ellis LLP, 153 East 53rd Street, New York, New York 10022, Attention: Vincent J. Pisano, Esq.;

(b) if sent to the Trust or the Company, shall be mailed, delivered, or faxed and confirmed in writing c/o Accredited Home Lenders Holding Co., 15090 Avenue of Science, San Diego, California 92128, Attention: David E. Hertzel, Esq., with a copy to Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019-6092, Attention: Christopher J. DiAngelo, Esq.; provided, however, that any notice to an Underwriter pursuant to Section 7 shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its acceptance facsimile to you, which address will be supplied to any other party hereto by you upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

13. Parties. This Agreement shall insure solely to the benefit of, and shall be binding upon, the Underwriters, the Trust and the Company and the controlling persons, directors, officers, employees and agents referred to in Section 7 and 8, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of Securities from any of the Underwriters.

14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, but without regard to principles of conflicts of law that would apply the laws of another jurisdiction.

15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

16. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

17. Time is of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

[signature page follows]

If the foregoing correctly sets forth the understanding between you, on the one hand, and the Trust and the Company, on the other hand, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,

ACCREDITED MORTGAGE LOAN REIT TRUST

By:
Name: John Buchanan
Title: Chief Financial Officer

ACCREDITED HOME LENDERS HOLDING CO.

By:
Name: Ray W. McKewon
Title: Executive Vice President

Accepted as of the date first above written

BEAR, STEARNS & CO. INC.

By:	Bear, Stearns & Co. Inc.

By:
Name: Chris O’Connor
Title: Managing Director

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

By:	Friedman, Billings, Ramsey & Co., Inc.

By:
Name: James Kleeblatt
Title: Managing Director

As representatives of the Underwriters

SCHEDULE I

Name of Underwriter	Total Number of Initial Securities to be Purchased	Number of Option Securities to be Purchased if Maximum Option Exercised
Bear, Stearns & Co. Inc.	1,190,000	178,500
Friedman, Billings, Ramsey & Co., Inc.	1,190,000	178,500
Stifel, Nicolaus & Company, Incorporated	510,000	76,500
Advest, Inc.	170,000	25,500
Flagstone Securities, LLC	170,000	25,500
JMP Securities LLC	170,000	25,500
Total	3,400,000	510,000